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                                                                      EXHIBIT 21

                               CLECO CORPORATION
                         SUBSIDIARIES OF THE REGISTRANT
                            As of December 31, 2000

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                                                         State of Incorporation
Subsidiaries of Registrant                                  or Organization
--------------------------                               ----------------------
Cleco Power LLC.........................................       Louisiana
Utility Construction & Technology Solutions LLC
 (Formerly Cleco Services LLC) d/b/a UtiliTech
 Solutions..............................................       Louisiana
CLE Resources, Inc. ....................................       Delaware
Cleco Support Group LLC.................................       Louisiana
Cleco Midstream Resources LLC...........................       Louisiana
Acadia Power Holding LLC................................       Louisiana
Acadia Power Partners LLC...............................       Delaware
Perryville Energy Partners LLC..........................       Delaware
Perryville Energy Holding LLC...........................       Louisiana
Cleco Generation Services LLC...........................       Louisiana
Cleco Marketing & Trading LLC...........................       Louisiana
Cleco Evangeline LLC....................................       Louisiana
Cleco Energy LLC........................................       Texas
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